EXHIBIT 10.4.1

                                  Amendment to
                                Service Agreement
                                  for Retailers

This Amendment to the Service Agreement is entered into by and between Trans Union LLC and the undersigned Subscriber, on this 5th day of May 1998.

WHEREAS the parties have previously entered into a Service Agreement for consumer reporting services; and

WHEREAS the State of California has passed new legislation, AB 156, amending the California Consumer Credit Reporting Agencies Act, requiring certain certifications to be made by retail sellers who are users of consumer reports pertaining to California consumers.

NOW THEREFORE, the parties agree to amend their Service Agreement as follows:

Subscriber agrees to instruct its employees responsible for receiving in-person credit applications from California consumers, including point of sale applications, to inspect the applicant's photo identification prior to requesting a consumer report.

Subscriber will identify to Trans Union, either by subscriber code or by flag on the affected inquiry, when it requests a report for an in-person credit application.

In all other respects, the Service Agreement shall remain in full force and effect.

Agreed to on the date first above written.


   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


Trans Union LLC                          AVERT, INC.
                                         Subscriber Name


By: /s/ Kevin Lambert                    By:   /s/ Kathryn M. Carlson
   ---------------------------               --------------------------------
Print Name:  Kevin Lambert               Print Name:  Kathryn M. Carlson

Title:  Data Acquisition Specialist    Title: Operations Manager